As filed with the Securities and Exchange Commission on February 8, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CONVERTED ORGANICS INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	20-4075963 (I.R.S. Employer Identification No.)

7A Commercial Wharf West Boston, MA (Address of principle executive offices)	02110 (Zip code)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐
     Securities Act registration statement file number to which this form relates:   Registration No. 333-135174
Securities to be registered pursuant to Section 12(b) of the Act:

Units, each consisting of one share of Common Stock,
one Class A warrant and one Class B warrant
Common Stock, $0.0001 par value
Class A warrants, each to purchase one share of Common Stock	The Nasdaq Stock Market LLC
Class B warrants, each to purchase one share of Common Stock	Boston Stock Exchange
(Title of Each Class to be So Registered)	(Name of Each Exchange on Which Each
Class is to be Registered)
Securities to be registered pursuant to Section 12(g) of the Act:
Not applicable
(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
ITEM 2. EXHIBITS

ITEM 1.      DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     Incorporated herein by reference is the Registrant’s Registration Statement on Form SB-2 (File No. 333-135174), filed on June 21, 2006, as amended on July 5, 2006, August 7, 2006, October 25, 2006, November 16, 2006, January 25, 2007 and February 8, 2007, and as further amended from time to time thereafter (the “Registration Statement”). See the section of the Registration Statement titled “Description of Securities.”
ITEM 2.      EXHIBITS

EXHIBIT NO.	DESCRIPTION

1.	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement).

2.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement).

3.	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement).

4.	Form of Class A warrant (incorporated by reference to Exhibit 4.5 of the Registration Statement).

5.	Form of Class B warrant (incorporated by reference to Exhibit 4.5 of the Registration Statement).

6.	Form of Unit certificate (incorporated by reference to Exhibit 4.4 of the Registration Statement).

7.	Form of Warrant Agreement (incorporated by reference to Exhibit 4.5 of the Registration Statement).
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONVERTED ORGANICS INC.
Date: February 8, 2007	By:	/s/ Edward J. Gildea
Edward J. Gildea, Chairman, President
and Chief Executive Officer